Exhibit 99.1
January 12, 2015

GenMark Announces Completion of ePlex™ Development and Preliminary Q4 Financial Results

•	ePlex Sample-to-Answer System Development Completed

▪	Fourth Quarter Revenue Expected to be $9.8 million, Up 52% Versus Prior Year

•	XT-8 Installed Base Expected to Grow by 38 to 540

•	Debt Facility Established for up to $40 Million

CARLSBAD, Calif.—(BUSINESS WIRE)— GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced completion of the development stage of its ePlex system, positive preliminary fourth quarter 2014 results, and the closing of a debt facility of up to $40 million led by GE Capital, Healthcare Financial Services.

The Company expects fourth quarter 2014 revenue of $9.8 million, an increase of 52% over the prior year period. Full year 2014 revenue is expected to be $30.6 million, an increase of 59% versus 2013 base business revenue, which excludes former customer NMTC. During the quarter, 38 additional XT-8 analyzers were placed in end-user laboratories, resulting in a total installed base of 540 analyzers within the U.S. market.
In addition, during the fourth quarter the Company completed the development stage of the ePlex sample-to-answer system. “We are delighted to have completed the development of the ePlex system in line with previously communicated expectations. Our team is now preparing to execute the relevant analytical and clinical studies, which must be completed prior to launching the system,” said Hany Massarany, President and Chief Executive Officer of GenMark. “The ePlex sample-to-answer system is designed to be the most competitively differentiated platform in multiplex molecular diagnostics delivering superior performance and testing efficiency to customers globally,” added Massarany. The Company expects a mid-year launch of ePlex in Europe and 510(k) submission to the FDA in the second half of the year.
The Company also announced that it has established a debt facility for up to $40 million led by GE Capital’s Healthcare Financial Services business. The facility will provide additional working capital as the Company launches ePlex globally. “As we focus on bringing ePlex to market, this debt facility provides additional capacity to launch ePlex internationally as well as domestically. The facility’s structure is synchronized with our commercial launch milestones and provides access to capital as ePlex commercialization efforts commence,” concluded Massarany.
The Company will be hosting a conference call to discuss fourth quarter results in further detail and release 2015 guidance on Tuesday, February 24, 2015 starting at 4:30 p.m. Eastern Time. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 61540488 approximately five minutes prior to the start time.

ABOUT GENMARK DIAGNOSTICS
GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. The eSensor® detection technology is also incorporated into GenMark’s sample-to-answer system, ePlex. For more information, visit www.genmarkdx.com.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding the timely commercialization of our ePlex system and the availability of future financing, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4358

Source: GenMark Diagnostics, Inc.

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